 MANAGEMENT CONTRACT FOR SERVICES

Colin MacDonald/Marine Drive Mobile Corp.

         This AGREEMENT made as of the ___ day of _______, 2011, by and between Marine Drive Mobile Corp., a Nevada Corporation (the "Company"), and Colin MacDonald, (the "Management Employee").

BETWEEN

Marine Drive Mobile Corp.
1278 Indiana St., Suite #301
San Francisco, California 94107
Email: info@marinedrive.com
  (“the Company”)

 AND

Colin MacDonald
1924 Comox Street, Suite 205
Vancouver, BC V6B 2R9
Email: colin@macdonald.com
(“the “Management Employee”)

WHEREAS, Management Employee heretofore has been providing services to the Company and the Company seeks to ensure continued service from the Management Employee by entering into this Agreement with Management Employee;

WHEREAS, the Company and Management Employee mutually desire that Management Employee continue to provide services to the Company and that Management Employee devote reasonable efforts and attention to the operation of the Company; and

WHEREAS, the Company and Management Employee mutually desire to set forth the terms of their intended working relationship;

NOW THEREFORE, in consideration of the premises and the terms hereinafter set forth, the parties, intending to be legally bound, agree as follows:

1. Employment of Management Employee. Beginning on the Effective Date (hereinafter defined), the Company shall employ the Management Employee, and Management Employee shall accept employment by the Company, as President pursuant to the terms of this Agreement.

2. Management Employee's Duties. Management Employee’s primary duties will consist of those as may be reasonably determined by the Board of Directors and as are generally consistent with the duties of President, and an officer of the Company. The Board of Directors will assist and work with the Management Employee in the performance of his duties. The Management Employee agrees to meet mutually agreed upon performance targets established by the Management Employee and the Company, which will be reviewed and agreed to semi-annually.

3. Time Obligations. Management Employee shall devote reasonable efforts to the Company’s business and purposes. Management Employee shall not engage in any activities in conflict with the purposes and businesses of the Company as from time to time conducted.

4. Compensation. For all services rendered by Management Employee to the Company under this Agreement or otherwise, the Company shall compensate Management Employee as follows commencing on the Effective Date:

4.1.  Options to Purchase Shares.

a. Grant of the Award. Subject to approval of the Board of Directors of the Company and execution of the Company’s stock option agreement, the Company shall grant to the Management Employee the option to purchase 2,000,000 shares of common stock of the Company, with an exercise price of $0.25 per share (the “Option”).  The Option will vest with respect to 250,000 shares on the twelve month anniversary of the Effective Date, and with respect to an additional 1/7th of the shares, when the Management Employee completes each additional three-month period of continuous Service thereafter, such that all of the shares shall completely vest thirty three (33) months from the date of grant.

b. Restrictions. These options will only be granted should the Management Employee be under contract with the Company at the time of the exercise. Should the Management Employee be terminated only those options allotted to the Management Employee as of the termination date as per the quarterly vesting schedule will be considered vested. Following the termination date of the Management Employee’s contractual relationship with the Company, the Management Employee will have thirty (30) days in which to exercise the vested options.

4.2.   Salary.  The Company agrees to pay the Management Employee $5,000 per month for the first six months of this agreement. The salary compensation is payable retroactively to August 1, 2011.  Should the Company be in the financial position to do so, the Company agrees to further increase the employee’s monthly cash compensation to $7,000 per month in the seventh month of this contract.  Following the completion of the employees first year of employ from the Effective Date, the Company and the Management Employee will negotiate in good faith a competitive monthly salary for his position for the company for the remaining term of the contract. The Company shall pay the Management Employee for his services and for any approved expenses upon receipt of the Management Employee’s invoice.

4.3.  Expenses. The Company agrees to reimburse the Management Employee for all reasonable expenses that are integral to the delivery of the abovementioned services.  This includes telephone expenses, including any travel and accommodation expenses incurred at the request of the Company.

4.4.  Vacation. The Management Employee will be permitted two weeks annual paid vacation during the term of this Agreement.  The dates and times for the vacation time will be mutually agreed to by the Management Employee and the Company.

5. Confidentiality; Change of Control Event

5.1.   Management Employee agrees not to, except to the Company, its subsidiaries and affiliates, communicate or divulge to any person, firm or corporation, directly or indirectly, any confidential or proprietary information relating to the business, customers and suppliers or other affairs of the Company, its parents, subsidiaries and their affiliates (the “Confidential Information”).

5.2.   Upon termination of this agreement, the Management Employee shall deliver to the Company, without keeping any copies, all written and tangible material in his possession which incorporates the Confidential Information or otherwise relates to the business of the Company and the Company's clients, business partners and associates, including, without limitation, writings, designs, documents, records, data, memoranda, photographs, illustrations, electronic mail files, sound recordings, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

5.3.   Disclosure of Work. The Management Employee shall promptly and fully disclose and describe to the Company all the work that he conceives, creates, develops or reduces to practice, in the course of performing the services, including, without limitation, any work protectable by copyright, any new or useful art, music, sound effects, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how, which work: (a) relates, at the time of conception, creation, development or reduction to practice, to the Company’s business or projects or actual or demonstrably anticipated research or development; (b) is conceived, created and developed or reduced to practice, in whole or in part on the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or Confidential Information; or (c) results from any of the services performed by the Management Employee for the Company. (“the Company Work”).   The Company Work shall be documented by the Management Employee and delivered to the Company by the Management Employee in a timely manner.

5.4.   The Management Employee represents that his performance of all of the terms and conditions of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data of a third party and that the Management Employee will not disclose to the Company, or induce the Company to use, any confidential information belonging to third parties unless the use or disclosure is authorized in writing by such owners.

5.5.   The Management Employee further represents that any inventions or works protectable by copyright which relate to the Company’s actual or anticipated business or research and development and which the Management Employee has conceived, authored, developed, made or reduced to practice prior to the Effective Date of this Agreement, have been disclosed to the Company.

6. Term and Termination.

6.1.  Cause

a. It is understood that actions or omissions which will entitle the Company to terminate the term of this Agreement for “Cause” shall include, but not be limited to, the following:

i. the Management Employee’s indictment for, pleading nolo contendere to, or conviction of a felony involving moral turpitude, dishonesty, theft, fraud, violent conduct, breach of trust, or unethical business conduct; conduct of the Management Employee which constitutes theft or intentional misappropriation of funds, trade secrets or other proprietary property of  the Company;

ii. conduct on the part of the Management Employee which constitutes illegal, fraudulent, dishonest or unethical dealings with the Company, clients, customers and/or vendors;

iii. loss of licensure or other failure of the Management Employee to comply with applicable laws or regulations of any government agency regulating the business of the Company;

iv. material breach of this Agreement, including but not limited to, gross neglect of duties or other terms of this Agreement which continues for a period of thirty (30) days after written notice thereof,;

v. failure to achieve agreed to performance goals;

vi. Company’s economic necessity;

vii. Willful misconduct, such as sexual harassment or other discriminatory behavior; or

viii. discovery that the Management Employee has falsified his employment history or background prior to employment.

“Cause” indicates the company’s good faith belief that cause exists.

6.2.   This Agreement shall become effective on ____________ (the “Effective Date”). Unless otherwise terminated as provided in this section, the term of Management Employee's employment shall expire on August 1, 2014.  This agreement can be terminated at anytime during the term of this agreement upon written notice to the other party of non-renewal.

6.3.   The provisions of paragraph 6.2 notwithstanding, this Agreement shall terminate upon the occurrence of any one or more of the following:

a. Death of Management Employee; or

b. Inability of Management Employee to perform the duties for a period of one hundred twenty (120) consecutive days due to sickness, disability or any other cause, unless Management Employee is granted a leave of absence by the Company.

6.4.  Subject to the other provisions contained in this Agreement, Employer may terminate this Agreement for any reason other than for Cause upon thirty (30) days’ written notice to Management Employee.  The effective date of termination shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Management Employee leave the company immediately.

7. Notice and Opportunity to Cure. Whenever a breach of this Agreement by either party is relied upon as a justification for any action taken by the other party, before such action is taken, the party asserting the breach shall give the other party written notice of the existence and nature of the breach and such other party shall have the opportunity to correct such breach during the sixty-day period following such notice. If such cure is effected, then any such breach shall not be a basis for the party intending to rely thereon.

8. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed as follows:

         If to Management Employee:

Colin MacDonald
1924 Comox Street, Suite 205
Vancouver, BC V6B 2R9
Email: colin@macdonald.com

         If to the Company:                       Marine Drive Mobile Corp.
1278 Indiana St., Suite #301
San Francisco, California 94107
Email: info@marinedrive.com
or to such other address as the party to receive the notice or other communication shall have designated by notice to the other hereunder. The date any such notice or other communication shall be deemed hereunder to have been given shall be seven (7) days after the date that it is deposited in the mails, with proper postage prepaid, or when delivered personally by hand, courier or otherwise.

9. Assignment and Waiver. The rights of either party shall not be assigned or transferred, whether voluntarily or by operation of law or otherwise, without the other party's prior written consent, nor shall the duties of either party be delegated in whole or in part, whether voluntarily or by operation of law or otherwise, without the other party's prior written consent. Any attempted assignment, transfer or delegation shall be of no force or effect unless so consented to in writing.

9.1.   The Management Employee hereby irrevocably sells, assigns and transfers to the Company all his right, title and interest worldwide in and to the Company Work, including, without limitation, all copyrights, trademarks, industrial designs, trade secrets, all contract and licensing rights and all claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known.

9.2.  The Management Employee hereby waives his moral rights to the Company Work or any work product developed on his own previous to his employment with the Company (“Pre-Existing Work”) and to the enforcement of all such rights and all claims and causes of action of any kind with respect to any of the foregoing against the Company, its distributors, assigns, sublicensees and customers, whether now known or hereafter to become known.

9.3.   If the Management Employee has any rights in and to the Company Work that cannot be assigned to the Company or waived, he hereby grants to the Company and to its respective successors and assigns, an exclusive, worldwide, royalty-free license during the term of the rights to convert to machine readable digital form and to reproduce, distribute, modify, perform, record, publish, present and display such material, with the right to sublicense and assign such rights in and to the Company Work including, without limitation, the right to use the Company Work and the Pre-Existing Work in any way whatsoever.

10. Preparation of Agreement. This Agreement will have tax and other consequences to Management Employee. Management Employee acknowledges that he has been advised by the Company to consult with an attorney, tax advisor and other Management Employees of his choice before entering into this Agreement and he has done so. Management Employee further acknowledges that he has not relied upon any legal or tax advice of the Company or the Company's attorney in connection with this Agreement.

11. Miscellaneous.

11.1.  Waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly set forth in a writing signed by such party. No consent or waiver, express or implied, by either party to any breach or default by the other party in the performance by the other of its or his obligations hereunder shall be effective unless made in a writing duly executed by the party giving or making such consent or waiver. No such consent or waiver shall be deemed or construed to be consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party.

11.2.  Amendments. To be effective, all changes, additions and other amendments to this Agreement must be set forth in a writing signed by the party to be charged, and no oral changes, additions or other amendments hereto shall be binding upon either party.

11.3.  Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, representations, warranties, inducements or other matters in connection with such subject matter.

11.4.  Severability; Blue Pencil. The unenforceability or invalidity of any provision of this Agreement in a particular case shall not render unenforceable or invalid in such case any other provision hereof or such provision in any other case. If any one or more of the provisions of this Agreement shall for any reason be deemed excessive as to duration, scope, activity or subject or shall be otherwise unenforceable, such provision(s) shall be construed or recast so as to enforce the intent of the parties as herein set forth to the greatest extent permitted by applicable law.

11.5.  Headings. The headings and titles in this Agreement are for purposes of convenience of reference only and shall not in any way affect the meaning, interpretation or enforcement of this Agreement.

11.6.  Governing Law. This Agreement shall be governed by the laws of the State of Nevada as in effect for contracts made and to be performed in the State of Nevada. The parties hereby submit to the jurisdiction of the courts of, and the federal courts located in, the State of Nevada for all purposes related to this Agreement and the relationship between the parties, and such courts shall have exclusive jurisdiction of the subject matter hereof and thereof.

11.7.  Nature of Relationship. The relationship of the parties shall be only that of employer and Management Employee. The parties do not intend to be partners and neither party shall hold itself out as being a partner of, or having a similar relationship with, the other party. The Management Employee shall be responsible for payment of his own income tax, pension and any worker’s compensation insurance premiums relating to compensation received from the Company for rendering services.

11.8.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

11.9.  Non-Solicitation Covenant.  Management Employee agrees that for a period of five years following termination, for any reason whatsoever, Management Employee will not disrupt, damage, impair or interferer with the Company whether by way of interfering with or soliciting its employees, disrupting its relationships with clients, customers, agents, representative or vendors or otherwise solicit customers or clients of the Company.  By agreeing to this covenant, Management Employee acknowledges his/her contribution to the Company is unique to the Company's success and he/she has significant access to the Company’s trade secrets and other confidential or proprietary information.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

  MANAGEMENT EMPLOYEE:                              COMPANY:
  Colin MacDonald                                                     Marine Drive Mobile Corp.

By: __________________                                     By:  _______________________

                        Its:  _______________________